Exhibit 4.2

                                                                  Execution Copy

                            INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT ("Agreement") is dated as of August 14, 2001 by and between THE MARCUS CORPORATION, a Wisconsin corporation ("Company"), and THE BEN AND CELIA MARCUS 1992 REVOCABLE TRUST ("Trust").

     WHEREAS, on July 16, 2001, the Company, the Trust and certain Lord Abbett mutual funds ("Purchasers") entered into a Share Purchase and Registration Rights Agreement ("Share Purchase Agreement") pursuant to which the Company agreed to file a Form S-3 resale shelf registration statement for the benefit of the Purchasers ("Shelf Registration Statement");

     WHEREAS, the Trust desires to join the Purchasers as a selling shareholder under the Shelf Registration Statement in order to sell up to 400,000 shares of the Company's Common Stock pursuant to the Shelf Registration Statement; and

     WHEREAS, the Trust and the Company desire to enter into an indemnification agreement between themselves on the same terms as the indemnification provisions of the Share Purchase Agreement by and between the Company and the Purchasers.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein and other good and valuable consideration, the parties hereby agree as follows:

     1. In order to provide (a) the Trust with the same indemnification and contribution rights and benefits from the Company as provided by the Company to the Purchasers under Article VI of the Share Purchase Agreement and (b) the Company with the same indemnification and contribution rights and benefits from the Trust as provided by the Purchasers to the Company under Article VI of the Share Purchase Agreement, Article VI of the Share Purchase Agreement is hereby incorporated into and made a part of this Agreement in its entirety, except that, for purposes of this Agreement, the term "Purchasers" shall be replaced with the term "Trust" in each place where the term appears in Article VI of the Share Purchase Agreement.

     2. The Share Purchase Agreement shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE BEN AND CELIA MARCUS 1992             THE MARCUS CORPORATION
REVOCABLE TRUST ("Trust")                 ("Company")

By:  /s/ Stephen H. Marcus                By: /s/ Thomas F. Kissinger
   -----------------------------------       -----------------------------------
     Stephen H. Marcus,                       Thomas F. Kissinger,
     Trustee                                  General Counsel and Secretary

By:  /s/ Diane Marcus Gershowitz
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     Diane Marcus Gershowitz,
     Trustee